                          SIGA Pharmaceuticals, Inc.
                       Computation of Per Share Earnings
                                                                      Exhibit 11



                                                             December 31, 1996                    December 31, 1995
                                                        -------------------------------       ------------------------------
                                                         Days           Weighted Avg.          Days             Weighted Avg.
                                             Shares     Outstanding     shares outstanding    Outstanding       shares outstanding
                                             ------     -----------     ------------------    -----------       ------------------
Shares to founders                          2,079,170       365             2,079,170                4           2,079,170

Shares issued in March 1996 private
     placement                              1,038,008       308               875,908                -                   -


Shares issued in September 1996
     private placement                        250,004        95                65,070                -                   -

Cheap stock consideration for shares
     issued in September 1996 private
     placement                                100,004(1)    270                73,976                4             100,004

Cheap stock consideration for stock options
     and warrants issued during 1996          319,407(2)    365               319,407                4             319,407
                                                                                                                ------------

        Weighted average shares
             outstanding                                                    3,413,531                            2,498,581

        Net loss for period                                             $  (2,268,176)                          $   (1,000)
                                                                        ---------------                         ------------

        Net loss per common share                                       $       (0.66)                                   -
                                                                        ===============                         ============

                                                             June 30, 1997                          June 30, 1996
                                                        -------------------------------       ------------------------------
                                                         Days           Weighted Avg.          Days             Weighted Avg.
                                             Shares     Outstanding     shares outstanding    Outstanding       shares outstanding
                                             ------     -----------     ------------------    -----------       ------------------
Shares to founders                          2,079,170       181             2,079,170              182           2,079,170

Shares issued in March 1996 private
     placement                              1,038,008       181             1,038,008              125             712,918


Shares issued in September 1996
     private placement                        250,004       181               250,004                -                   -

Cheap stock consideration for shares
     issued in September 1996 private
     placement                                100,004         -                     -              182             100,004

Cheap stock consideration for stock options
     and warrants issued during 1996          319,407       181               319,407              182             319,407
                                                                        ---------------                         ------------

        Weighted average shares
             outstanding                                                    3,686,589                            3,211,499

        Net loss for period                                             $  (1,313,011)                         $(1,030,162)
                                                                        ---------------                         ------------
        Net loss per common share                                       $       (0.36)                          $    (0.32)
                                                                        ==============                          ===========

----------
(1)  Gross proceeds from private placement                             $750,000
     Divided by assumed initial offering price per share               $   5.00
                                                                       --------
     Calculated shares at offering price                                150,000
     Actual shares issued                                               250,004
                                                                       --------
     Cheap stock consideration                                          100,004
                                                                       ========


(2)  Gross proceeds upon exercise of stock options and warrants      $1,708,050
     Divided by assumed initial offering price per share             $     5.00
                                                                     ----------
     Calculated shares at offering price                                341,610
     Actual shares issuable upon exercise of stock options and
       warrants                                                         661,017
                                                                     ----------
     Cheap stock consideration                                          319,407
                                                                     ==========